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                                                                   Exhibit 10.25

          RETENTION AND NON-COMPETITION AND NON-SOLICITATION AGREEMENT

     THIS AGREEMENT is made as of the 28th day of January, 2000 by and between Home Products International, Inc., a Delaware corporation (the "Company"), and James E. Winslow (the "Employee").

                                    RECITALS

     WHEREAS, the Employee is a valuable employee of the Company and the Company wishes to provide a retention payment to him upon his completion of six (6) months of employment in the event a Change of Control occurs pursuant to the terms and provisions hereof; and

     WHEREAS, the Employee has been actively and prominently engaged in the business of the Company and the Company wishes to provide consideration to him for his non-competition and non-solicitation agreement in the event a Change of Control occurs pursuant to the terms and provisions hereof.

                                     CLAUSES

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth below, the parties agree as follows:

     1. Retention Payment Following Change of Control. If Employee remains an active full-time employee with the Company for a period of one hundred eighty
(180) days after a Change of Control (the "Retention Period"), the Company shall pay the Employee a one (1) time payment in the amount of the product of (A) two
(2) times (B) the sum of the amount of salary and bonus earned by the Employee during each of the two (2) fiscal years immediately prior to the date of the Change of Control divided by two (2), payable in one lump sum within seven (7) business days following the earlier of the completion of the Retention Period or, if such Retention Period does not apply, termination of employment. For purposes of this Agreement, the Retention Period requirement does not apply if
(a) the termination of employment is due to the Employee's death; (b) there is an involuntary termination by the Company not attributable to Cause as defined in Section 6 below; (c) the Company reassigns Employee's principal place of employment to an area outside of the metropolitan area of his current employment for a period of time in excess of thirty (30) days. For purposes of this Section 1, the term "bonus" includes amounts paid in accordance with the Company's Executive Incentive Plan and Management Incentive Plan as well as the portion of the bonus that was deferred (i) pursuant to the terms of the Company's Executive Incentive Plan and (ii) by Employee under a deferred compensation plan sponsored by the Company.

     2. Consideration for Non-Competition and Non-Solicitation Following Change of Control. If a Change of Control occurs, as consideration for the non-competition and non-solicitation covenants in Section 7 below (and separate and apart from the retention payment), the Company shall pay Employee, so long as Employee is not in default of Section 7, the total sum of One Hundred Thousand Dollars ($100,000.00) in twelve (12) equal monthly installments of $8,333.33. The first installment will be due and payable on the first day of the month following the earlier of the Employee's completion of the Retention Period or, if such Retention Period does not apply, the Employee's termination of employment. Subsequent installments

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will be due thereafter on the first day of each succeeding month until all payments have been made.

     3. Change of Corporate Control. For purposes of this Agreement, a "Change of Control" shall have occurred upon notice that (i) any individual or entity (other than the Company, any subsidiary of the Company, any employee benefit plan or other compensation program or arrangement of the Company or of any subsidiary of the Company, or any person holding shares of the Company's common stock for or pursuant to the terms of any such plan, program or arrangement), alone, or together with its Affiliates (as defined below) and Associates (as defined below), shall become an Acquiring Person (as defined below); or (ii) the shareholders of the Company approve a definitive agreement for a merger or consolidation involving the Company which would result in the common stock of the Company outstanding immediately prior to such merger or consolidation continuing to represent (whether by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent (50%) of the combined voting power of the Company and such other entity outstanding immediately after such merger or consolidation; or (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or (iv) the Continuing Directors (as defined below) no longer constitute a majority of the Board. "Acquiring Person" means any individual or entity who or which, together with all its Affiliates and Associates, has acquired 40% or more of the shares of the Company's common stock then outstanding. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). "Continuing Director" means any individual who is a member of the Board, while such individual is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the occurrence of a Change in Control, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

     4. Health Insurance Payment. Upon the Employee's termination of employment following a Change of Control, the Company hereby agrees to pay Employee $10,000.00 towards his health insurance costs following his termination of employment. This payment shall be made to Employee in a single sum within seven
(7) business days following his termination of employment.

     5. Section 280G Cap. Notwithstanding any other provision to the contrary, if the Company's regularly retained accounting firm determines that a payment under this Agreement will cause an excise tax to be assessed under Section 4999 of the Internal Revenue Code of 1986, as amended ("Code"), the Company shall reduce such payment to an amount that does not cause an excise tax to be assessed under Code Section 4999.

     6. Cause. "Cause" as used in this Agreement shall mean (a) willful failure by the Employee to perform, or gross neglect by the Employee of, his material duties (other than any such failure resulting from the Employee's incapacity due to physical or mental illness); (b) willful misconduct by the Employee which is injurious to the Company, monetarily or otherwise, including but not limited to fraud which is injurious to the Company, monetarily or otherwise; or

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(c) conviction of a felony or commission of an act involving the Employee's moral turpitude as determined by the Federal District Court judge who has most recently retired from the Federal District Court located in the Northern District of Illinois. For purposes of clauses (a) and (b) of the foregoing definition, no act, or failure to act, on the Employee's part shall be deemed "willful" or "gross" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's act or failure to act was in the best interests of the Company.

     7. Non-Competition, Non-Solicitation. The Employee agrees that, for a period of twelve (12) months following the date of termination hereunder, the Employee will not, directly or indirectly, alone or in association with others, either as a principal, agent, owner, shareholder, officer, director, partner, employee, lender, investor, consultant, manager or in any other capacity, engage in, have a financial interest in, or be in any way connected or affiliated with, or render advice or services to, any business which competes with the Company or its affiliates, including any entity engaged in the manufacture or distribution of any products which are manufactured, assembled or sold by the Company or its affiliates; provided, however, that (a) the Employee may own less than five percent (5%) of the outstanding securities of public companies which are engaged in the same business as the Company or its affiliates and (b) the Employee may work for a segment or business unit of a business which competes with the Company so long as the segment or unit for which he is working does not compete. The Employee further agrees that for a period of twelve (12) months following the termination of Employee's employment with the Company, he will not, directly or indirectly, divert, take away, solicit or interfere with any of the customers, accounts or employees of the Company or its affiliates existing as of the date of his termination of employment. If, however, the restrictive covenants contained in this Agreement are held to be unenforceable at any time, the parties specifically direct the court, arbitrator or other trier of fact to modify and enforce said covenants to the extent that it believes is reasonable under the circumstances existing at that time, rather than deleting or rendering unenforceable such restriction(s).

     8. Termination of Employment Prior to Change of Control. If Employee's termination of employment occurs prior to a Change of Control and such termination of employment is attributable to his death, Employee's designated beneficiary shall be entitled to Employee's retention payment under Section 1 so long as the Employee's death occurs within three (3) months of the Change of Control. The payments due hereunder shall be payable in one lump sum within seven (7) business days following the Change of Control.

     9. Remedies. With respect to the payments to be made under Section 2 above, in the event the Company fails to make a payment by the fifth (5/th/) day of any calendar month, Employee shall send a written notice to the Company and if payment is not received by Employee within five (5) days from the date of receipt of such notice, the remaining amount due under Section 2 shall be accelerated and payable immediately in a lump sum. The Company hereby agrees to reimburse the legal fees and expenses incurred by Employee in collecting any amounts due hereunder.

     The Employee understands the Company would not have any adequate remedy at law for the material breach or threatened breach by Employee of any one or more of the covenants set forth in this Agreement and agrees that, in the event of any such material breach or threatened breach, the Company may, in addition to the other remedies which may be available to it, file a suit in equity to enjoin Employee from the breach or threatened breach of such

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covenants, including but not limited to the right to obtain an immediate temporary restraining order.

     10. Modification. This Agreement constitutes the full and complete understanding and agreement of the parties regarding the retention payment upon a Change of Control and the covenants for non-competition and non-solicitation, supersedes any prior understanding and agreement regarding these matters, and cannot be changed or terminated except in writing signed by the parties to be bound thereby.

     11. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The rights and obligation of the Employee hereunder may not be assigned or delegated.

     12. Severability. Each provision of this Agreement shall be severable. If, for any reason, any provision herein is finally determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation of a court or agency having valid jurisdiction, such determination shall not impair the operation or affect the remaining provisions of this Agreement, and such remaining provisions will continue to be given full force and effect and bind the Company and the Employee.

     13. Waiver. The waiver by either party of any breach of this Agreement by the other will not operate or be construed as a waiver of any other breach by the other which is not specifically waived in writing.

     14. Notice. Any notice or other communication required or permitted to be given to a party pursuant to this Agreement shall be in writing and shall be determined to have been duly given when delivered personally or deposited in United States certified or registered mail, return receipt requested, postage prepaid, at the parties last known address. Either party may change his or its address for the purpose of this section by written notice given in the manner provided above.

     15. Designated Beneficiary. If the Employee dies without submitting a form to the Company naming his designated beneficiary, his beneficiary shall be his spouse, or if none, his surviving children, equally, or if none, his estate.

     16. Illinois Law. This Agreement shall be interpreted and construed in accordance with Illinois Law.

        The parties have executed this Agreement as of the date stated above.

EMPLOYEE:                                       COMPANY:


/s/ James E. Winslow                            By: /s/ James R. Tennant
-------------------------------                 --------------------------------
James E. Winslow, individually                  Its: CEO
                                                    ----------------------------

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                               FIRST AMENDMENT TO
          RETENTION AND NON-COMPETITION AND NON-SOLICITATION AGREEMENT

     This First Amendment to Retention and Non-Competition and Non-Solicitation Agreement ("First Amendment") is made as of the 21st day of March, 2000 by and between Home Products International, Inc., a Delaware corporation (the "Company") and James E. Winslow (the "Employee").

                                    RECITALS

     A. The Company and Employee have entered into that certain Retention and Non-Competition and Non-Solicitation Agreement dated as of January 28, 2000 ("Agreement").

     B. Company previously provided Employee with that certain Employment Letter dated October 18, 1994, a copy of which is attached hereto as Exhibit A ("Employment Letter").

     C. The Company and Employee now desire to clarify the terms of the Employment Letter and desire to amend the Agreement as set forth herein.

     D. Capitalized terms used in this First Amendment and not otherwise defined herein have the meanings ascribed to them in the Agreement.

                                     CLAUSES

     In consideration of the foregoing, as well as the mutual covenants and promises set forth herein, the parties agree to amend the Agreement as follows:

     1. Section 2 of the Agreement is deleted in its entirety and replaced instead with the following:

          "2. Consideration for Non-Competition and Non-Solicitation Following Change of Control. The Employee and the Company agree that all payments and other remuneration made to the Employee by the Company hereunder, for any reason, are in consideration of the Employee's agreeing to and abiding by the restrictive covenants set forth in Section 7 of this Agreement."

     2.   The following Section 17 is added to the Agreement:

          "17. Employment Letter Superseded Upon Change of Control. In the event of a Change of Control, the section of the Employment Letter entitled "Severance" is hereby deleted in its entirety and any payments or other remuneration to Employee upon a Change of Control shall be solely as provided pursuant to the terms of this Agreement."

     3. Except as modified in this First Amendment, the Agreement is hereby ratified, confirmed and approved by the parties.

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     The parties have executed this First Amendment as of the date first above written.

EMPLOYEE:                                      COMPANY:


/s/ James E. Winslow                           By: /s/ James R. Tennant
--------------------------------------         ---------------------------------
James E. Winslow, individually                 Its: CEO
                                               ---------------------------------